Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appian Corporation
McLean, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258903) and Form S-8 (No. 333-218342 and 333-259268) of Appian Corporation of our reports dated February 16, 2023, relating to the consolidated financial statements, and the effectiveness of Appian Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

McLean, Virginia

February 16, 2023